WEINGARTEN REALTY INVESTORS ANNOUNCES
                            THIRD QUARTER FFO UP 7.9%

Houston, Texas, October 27, 2003: Weingarten Realty Investors (NYSE:WRI) announced today the results of its third quarter ended September 30, 2003.

     - Rental revenues for the third quarter of 2003 were $103.5 million, up from $90.5 million for the third quarter of 2002, a 14.4% increase.

     - Net income available to common shareholders was $28.4 million, as compared to $34.5 million in the third quarter 2002. This represents $.54 per diluted share for the third quarter 2003, as compared to $.65 per diluted share in 2002. The Company noted that net income for the third quarter of 2002 benefited from gains of $10.8 million on the sale of properties as compared to $3.5 million in the same period of 2003.

     - Funds from Operations (FFO), a supplemental measure of REIT performance, increased to $46.2 million for the third quarter 2003 from $42.8 million for the same period in 2002, a 7.9% increase. On a diluted per share basis, FFO increased to $.88 per share, or 7.3%, as compared to $.82 per share for the same quarter of the previous year. Income generated through negotiated terminations of lease agreements was significantly higher than normal in the current quarter. This increase in FFO of approximately $.03 per share was offset to some extent by the write-off of due diligence costs of about $.01 per share on an abandoned portfolio acquisition that failed to meet our underwriting criteria during our intensive due diligence process. A reconciliation containing adjustments from GAAP net income to FFO is included in the financial statements to this release.

     - The Company invested $147 million in acquisitions and new development projects during the third quarter 2003, and a total of $307 million for the nine months ended September 30, 2003. Subsequent to quarter-end, four shopping centers were purchased for $73 million.

     - Occupancy of the overall portfolio was reported at 92.6% for the third quarter of 2003, up from 92.2% for the second quarter 2003 and 91.4% for the quarter ended September 30, 2002. Occupancy for the retail properties was 93.1% at September 30, 2003 as compared to 92.6% at June 30, 2003 and 92.3% at September 30, 2002. The industrial portfolio's occupancy was 91.0% at both September 30, 2003 and June 30, 2003, up significantly from 88.0% at September 30, 2002. It was reported that approximately 90% of the Company's rental revenues are attributable to its retail properties, with the balance primarily coming from its industrial portfolio.

     - The Board of Trust Managers declared a dividend of $.585 per common share for the third quarter of 2003, up from $.555 per common share in 2002. On an annualized basis, this represents a dividend of $2.34 per share as compared to $2.22 per share for the prior year, a 5.4% increase. The dividend is payable on December 15, 2003 to shareholders of record on December 1, 2003.

     - The Board of Trust Managers also declared dividends on the Company's preferred shares. The 7.125% Series B Cumulative Redeemable Preferred Shares dividend of $.4453 per share, the 7.00% Series C Cumulative Redeemable Preferred Shares (NYSE: WRIPrC) dividend of $.875 per share and the 6.75% depositary shares representing an interest in Series D Cumulative Redeemable Preferred Shares (NYSE: WRIPrD) dividend of $.4219 are all payable on December 15, 2003 to shareholders of record on December 1, 2003.

In announcing the results for the third quarter, Drew Alexander, President and Chief Executive Officer, attributed the Company's continued strong performance primarily to its acquisitions and new development projects brought on-line, as well as to increased rental revenues from the existing portfolio. He indicated that in the first nine months of 2003, the Company completed 855 new leases or renewals totaling 4.7 million square feet with an average increase of 8.7% in the rental rates on a same-store basis. Net of capital costs, rental rates increased 5.1%.

Alexander commented, "Despite the ongoing increased competition in the acquisitions arena, Weingarten was able to successfully acquire four excellent properties during the third quarter of 2003. We acquired two supermarket-anchored shopping centers in San Antonio, Texas: Thousand Oaks Shopping Center, a 162,900 square foot center anchored by an HEB Supermarket, Palais Royal and Tuesday Morning, and Fiesta Trails Shopping Center, a 312,400 square foot center anchored by Barnes & Noble, Marshalls, Office Max, Regal Cinemas, and Steinmart. This center also includes an HEB Supermarket and a Target which are corporately-owned. We also acquired Durham Festival, a 134,300 square foot shopping center anchored by Kroger and located in Durham, North Carolina. Finally, we acquired Siempre Viva Business Park, located in San Diego, California. Part of a 1.26 million square foot industrial park, our acquisition of this state-of-the-art dock-high project includes seven buildings totaling 726,800 square feet. The property is 100% leased to tenants such as UPS Supply Chain Solutions, Hitachi, Pioneer and Bose Corporation."

Subsequent to quarter-end, Weingarten completed the acquisitions of four additional supermarket-anchored shopping centers representing an investment of $73 million. Sandy Plains Exchange is a 73,000 square foot center located in Marietta, Georgia, a suburb of Atlanta. Anchored by a Publix supermarket, this represents our first shopping center purchase in the Atlanta metroplex. Highlands Ranch University Park is a 88,400 square foot shopping center anchored by a Whole Foods and is located in Highlands Ranch, Colorado, a suburb of Denver. This represents the Company's first acquisition under our strategic joint venture with AEW Capital Management. We also purchased Westland Terrace in Orlando, Florida. This 68,000 square foot center is anchored by a corporately-owned Super Target. Finally, we purchased Overton Park, an Albertson's-anchored 351,000 square foot center in Fort Worth, Texas.

This brings Weingarten's acquisition totals for 2003 to 3.7 million square feet with a total investment of $327 million. Alexander noted, "The Company currently has 12 additional properties representing an investment of over $180 million currently in various stages of due diligence and anticipates that the majority of these deals will close in the fourth quarter of this year or early 2004." While there is no assurance that all of these transactions will be completed, we have a high level of confidence that we will purchase the majority of these properties.

The Company reported that it currently has 17 new development properties in various stages of construction, comprised of 16 shopping centers and one industrial property. Upon completion, these developments will represent an investment of approximately $176 million and will add 1.3 million square feet to the portfolio. All 16 retail developments are anchored either by a supermarket or a national discount department store. The industrial project is a 300,000 square foot state-of-the-art distribution warehouse, which will be located in Houston, Texas. Weingarten has a 20% joint venture interest in this project, which is leased to Houston-based Shell Oil Products US. These new development projects will come on-line during the remainder of 2003 and in 2004.

Alexander further commented with regard to financing activities, "We sold 1.15 million common shares of beneficial interest with net proceeds from this offering totaling $50.9 million. We anticipate these funds will be used to redeem a portion of our 7.125% Series B Cumulative Redeemable Preferred Shares, but in the interim we have reduced our revolving credit facility. This transaction demonstrates our commitment to maintaining a conservative balance sheet and our ability to efficiently raise equity capital, as needed, to maintain our strong credit ratings."

During the nine months ended September 30, 2003, Weingarten has issued $136 million of medium-term notes with an average maturity of 11.4 years and weighted average interest rate of 5.4%. The proceeds were employed to reduce the Company's floating-rate debt. Alexander noted, "Although the effect of these transactions was an increase in total interest expense as compared to what it would have been had we not refinanced this floating-rate debt, these transactions reduced our exposure to interest rate increases and continued our practice of carefully staggering our future debt maturities."

Alexander concluded by saying, "The third quarter benefited from increased occupancy levels and an ongoing company-wide effort to get new merchants open for business. The benefit of these efforts will positively impact revenue in the fourth quarter and into 2004. Acquisition activity remains strong with numerous outstanding properties in our pipeline. We are pleased with our results through three quarters of 2003 and are optimistic that we will meet or exceed the operational goals we set at the beginning of the year."

The Company also announced that it will host a live webcast of its quarterly conference call on Monday, October 27, 2003 at 10:00 a.m. Central Time. The webcast can be accessed via the Company's web site at www.weingarten.com. A
                                                      ------------------
replay is also available at the site starting approximately two hours following the live call or can be heard by calling 877-519-4471, PIN number 4224372, for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 315 income-producing properties in 18 states that span from coast to coast in the southern half of the United States. Included in the portfolio are 254 neighborhood and community shopping centers, 60 industrial properties and one office building (its corporate office) aggregating approximately 42.0 million square feet. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol "WRI". For further information on the Company, please visit www.weingarten.com.
                      ------------------


STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.




                                                      FINANCIAL STATEMENTS
                                                  WEINGARTEN REALTY INVESTORS
                                            (in thousands, except per share amounts)

                                                                  Three Months Ended         Nine Months Ended
                                                                     September 30,             September 30,
STATEMENTS OF CONSOLIDATED INCOME AND                              2003        2002          2003        2002
FUNDS FROM OPERATIONS                                                 (Unaudited)               (Unaudited)
                                                                ----------------------    ----------------------
Rental Income. . . . . . . . . . . . . . . . . . . . . . . . .  $ 103,547   $  90,474     $ 300,556   $ 262,254
Interest Income. . . . . . . . . . . . . . . . . . . . . . . .        480         270         1,283         701
Other Income . . . . . . . . . . . . . . . . . . . . . . . . .      3,118       2,039         5,756       4,048
                                                                ----------  ----------    ----------  ----------
           Total Revenues. . . . . . . . . . . . . . . . . . .    107,145      92,783       307,595     267,003
                                                                ----------  ----------    ----------  ----------
Depreciation and Amortization. . . . . . . . . . . . . . . . .     23,251      19,174        66,810      55,772
Interest Expense . . . . . . . . . . . . . . . . . . . . . . .     22,220      17,062        62,695      48,590
Operating Expense. . . . . . . . . . . . . . . . . . . . . . .     16,661      14,729        46,885      40,313
Ad Valorem Taxes . . . . . . . . . . . . . . . . . . . . . . .     12,586      11,786        35,403      32,583
General and Administrative Expense . . . . . . . . . . . . . .      3,655       2,576        10,126       8,650
                                                                ----------  ----------    ----------  ----------
           Total Expenses. . . . . . . . . . . . . . . . . . .     78,373      65,327       221,919     185,908
                                                                ----------  ----------    ----------  ----------
Operating Income . . . . . . . . . . . . . . . . . . . . . . .     28,772      27,456        85,676      81,095
Equity in Earnings of Joint Ventures . . . . . . . . . . . . .      1,485         989         3,521       3,028
Income Allocated to Minority Interests . . . . . . . . . . . .       (591)       (578)       (2,323)     (1,637)
Gain on Sale of Properties . . . . . . . . . . . . . . . . . .          8
                                                                ----------  ----------    ----------  ----------
Income Before Discontinued Operations. . . . . . . . . . . . .     29,674      27,867        86,874      82,486
                                                                ----------  ----------    ----------  ----------
Operating Income From Discontinued Operations. . . . . . . . .         46         740           442       2,532
Gain on Sale of Properties . . . . . . . . . . . . . . . . . .      3,465      10,818         4,228      15,158
                                                                ----------  ----------    ----------  ----------
           Income from Discontinued Operations . . . . . . . .      3,511      11,558         4,670      17,690
                                                                ----------  ----------    ----------  ----------
Net Income . . . . . . . . . . . . . . . . . . . . . . . . . .     33,185      39,425        91,544     100,176
Less:  Preferred Dividends . . . . . . . . . . . . . . . . . .      4,804       4,939        14,646      14,817
       Original Issuance Costs associated with Redeemed
         Series A Preferred Shares . . . . . . . . . . . . . .                                2,488
                                                                ----------  ----------    ----------  ----------
Net Income Available to Common Shareholders. . . . . . . . . .  $  28,381   $  34,486     $  74,410   $  85,359
                                                                ==========  ==========    ==========  ==========
Net Income Per Common Share--Basic . . . . . . . . . . . . . .  $    0.54   $    0.66     $    1.43   $    1.65
                                                                ==========  ==========    ==========  ==========
Net Income Per Common Share--Diluted . . . . . . . . . . . . .  $    0.54   $    0.65     $    1.42   $    1.64
                                                                ==========  ==========    ==========  ==========


Funds from Operations:
Net Income Available to Common Shareholders. . . . . . . . . .  $  28,381   $  34,486     $  74,410   $  85,359
Depreciation and Amortization. . . . . . . . . . . . . . . . .     21,340      18,691        61,518      54,921
Depreciation and Amortization of Unconsolidated Joint Ventures        460         476         1,357       1,494
Gain on Sale of Properties . . . . . . . . . . . . . . . . . .     (3,473)    (10,818)       (4,238)    (15,158)
Gain on Sale of Properties of Unconsolidated Joint Ventures. .       (508)                     (508)
                                                                ----------  ----------    ----------  ----------
           Funds from Operations . . . . . . . . . . . . . . .  $  46,200   $  42,835     $ 132,539   $ 126,616
                                                                ==========  ==========    ==========  ==========
Funds from Operations Per Common Share--Basic. . . . . . . . .  $    0.89   $    0.82     $    2.54   $    2.44
                                                                ==========  ==========    ==========  ==========
Funds from Operations Per Common Share--Diluted. . . . . . . .  $    0.88   $    0.82     $    2.52   $    2.42
                                                                ==========  ==========    ==========  ==========
Weighted Average Shares Outstanding--Basic . . . . . . . . . .     52,161      51,993        52,127      51,869
                                                                ==========  ==========    ==========  ==========
Weighted Average Shares Outstanding--Diluted . . . . . . . . .     54,117      53,841        54,053      53,196
                                                                ==========  ==========    ==========  ==========





                                                                 September 30,     December 31,
                                                                     2003              2002
CONSOLIDATED BALANCE SHEETS                                       (Unaudited)        (Audited)
                                                                 ------------------------------
Property. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  3,018,599     $  2,695,286
Accumulated Depreciation. . . . . . . . . . . . . . . . . . . .      (508,781)        (460,832)
Investment in Real Estate Joint Ventures. . . . . . . . . . . .        28,240           28,738
Notes Receivable. . . . . . . . . . . . . . . . . . . . . . . .        30,136           14,747
Unamortized Debt and Lease Costs. . . . . . . . . . . . . . . .        54,696           48,377
Other Assets. . . . . . . . . . . . . . . . . . . . . . . . . .        94,569           97,573
                                                                 -------------    -------------
                     Total Assets . . . . . . . . . . . . . . .  $  2,717,459     $  2,423,889
                                                                 =============    =============

Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $  1,653,368     $  1,330,369
Accounts Payable and Accrued Expenses . . . . . . . . . . . . .        72,395           81,488
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        20,894           23,636
                                                                 -------------    -------------
          Total Liabilities . . . . . . . . . . . . . . . . . .     1,746,657        1,435,493
                                                                 -------------    -------------

Minority Interest . . . . . . . . . . . . . . . . . . . . . . .        47,080           54,983
                                                                 -------------    -------------

Preferred Shares of Beneficial Interest . . . . . . . . . . . .           263              263
Common Shares of Beneficial Interest. . . . . . . . . . . . . .         1,563            1,559
Capital Surplus . . . . . . . . . . . . . . . . . . . . . . . .     1,088,050        1,082,046
Accumulated Dividends in Excess of Net Income . . . . . . . . .      (164,938)        (147,853)
Accumulated Other Comprehensive Loss. . . . . . . . . . . . . .        (1,216)          (2,602)
                                                                 -------------    -------------
          Total Shareholders' Equity. . . . . . . . . . . . . .       923,722          933,413
                                                                 -------------    -------------
                     Total Liabilities and Shareholders' Equity  $  2,717,459     $  2,423,889
                                                                 =============    =============
